Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 28, 2015 relating to the financial statements of Sociedade Educacional Sul-Rio-Grandense Ltda., which appears in Amendment No.  7 to the Registration Statement on Form S-1 (No. 333-207243).  We also consent to the reference to us under the heading “Experts” in Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-207243).

/s/PricewaterhouseCoopers

Auditores Independentes

Porto Alegre, Brazil
January 31, 2017